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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 22, 1999




                              HAWAIIAN AIRLINES, INC.
               (Exact name of registrant as specified in its charter)



            HAWAII                      1-8836                99-0042880
 (State or other jurisdiction  (Commission file number)    (I.R.S. employer
       of incorporation)                                identification number)


      3375 KOAPAKA STREET, SUITE G350
       HONOLULU, HAWAII  96819-1869                     96819-1869
 (Address of principal executive offices)               (Zip code)



        Registrant's telephone number, including area code:  (808) 835-3700



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ITEM 5.   OTHER EVENTS.

On September 22, 1999, Hawaiian Airlines, Inc. issued the following press release:


                        HAWAIIAN AIRLINES TO PURCHASE UP TO
                               20 NEW BOEING 717-200S
        NEW INTERISLAND FLEET TO SAVE $200 MILLION IN CASH OPERATING COSTS
                                  OVER 10 YEARS -

          HONOLULU, HI   In a historic agreement that will bring the
     world's newest, most advanced short-haul commercial passenger jet to Hawaii, Hawaiian Airlines, Inc. (AMEX and PCX: HA) and Boeing Commercial Airplanes, Inc. (NYSE: BA) announced today that Hawaiian has signed a letter of intent to purchase up to 20 Boeing 717-200 aircraft, with a firm order valued at more than $430 million for 13 planes, to replace its current interisland fleet. Hawaiian will take delivery of the 13 new aircraft in 2001.

          The 717s will be 25 percent more fuel-efficient and cost far less to maintain than the company's current DC-9 fleet. As a result, Hawaiian expects to save $200 million in cash operating expenses over the first 10 years of their operation. Cost per available seat mile
     (ASM) of the 717, including ownership, will be 1.5 cents per ASM better than that of the DC-9 in 2002, the company's first full year of operating the "next generation" aircraft. Based upon Hawaiian's expected flight schedule in 2002, this translates to a $15 million improvement in that year's pretax earnings.

          The new fleet of highly fuel-efficient, environmentally friendly and Stage 3 compliant Boeing 717s will be phased in during 2001, replacing Hawaiian's current interisland fleet of McDonnell Douglas DC-9 aircraft. In addition to substantially reducing operating costs, the 717s' ability to fly with greater frequency than the DC-9s will generate increased revenues and productivity by allowing Hawaiian to expand its flight schedule between the Hawaiian Islands.


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          In addition, the 717 has the same Type Rating as the DC-9, which will make Hawaiian's maintenance and crew training transition much easier than changing to a completely new aircraft type.

          John W. Adams, Chairman of the Board of Hawaiian Airlines, called the announcement a milestone in the company's 70-year history and a reflection of Hawaiian's financial health.

          "This may be the largest investment ever made in the Hawaii interisland air travel market," he said. "It caps three years of measured growth at Hawaiian and reflects a balance sheet strong enough to acquire a fleet of state-of-the-art aircraft that will carry our passengers safely, comfortably and efficiently into the 21st
     Century."

          Adams said the company has secured financing through Boeing for the initial acquisition of 13 aircraft and that the multimillion-dollar investment underscores the company's commitment to its core business providing frequent, affordable interisland transportation in Hawaii.

          "These new planes make a statement for Hawaiian that says we steadfastly believe in the interisland market, the Hawaii economy, the future of tourism and our own corporate strength," Adams said.

          Paul J. Casey, Hawaiian's President and Chief Executive Officer, praised Hawaiian's 3,000 employees for their contribution to the airline's success. "This purchase reflects the partnership that exists between our owners, employees and management to continue to enhance Hawaiian Airlines as an invaluable asset for Hawaii. We are determined to take interisland travel to a whole new level of customer satisfaction.

          "Seventy years ago, our company ushered in a new era in Hawaii with the introduction of interisland air travel. Just as our eight-passenger Sikorsky amphibians were state-of-the-art in 1929, our new 717s will be the most advanced aircraft flying in Hawaii.

          "The 717 is quieter and more reliable than any other aircraft in its class. It's got the widest aisles and seats and the largest overhead storage bins. It's also


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     the most environmentally friendly, with far lower emissions than any comparable aircraft.

          "It's the plane everyone will want to fly," he said.

          Hawaiian's 717s will seat eight passengers in First Class and 115 in Coach.

               The higher productivity of the 717 will allow Hawaiian to expand its interisland flight schedule to accommodate increasing passenger feed from the company's successful code share agreements with American, Continental and Northwest Airlines, and from Hawaiian's own expanded West Coast operations, Casey said.

          Twin BMW Rolls-Royce BR715 engines make the 717 quieter on the outside and inside than other planes in its class. The 717-200 not only meets federal Stage 3 noise requirements, it in fact meets proposed Stage 4 criteria expected to be required in future years. The 717-200's noise levels for takeoff and approach are rated significantly lower than any other interisland jet aircraft in operation.

          In addition, the 717's BR715 engines generate emissions that are 60 percent below federal standards.

          The agreement with Boeing culminates an intensive, two-year analysis of potential replacement aircraft to succeed the DC-9, which has a proven track record in the industry for durability in short-haul markets.

          Doug Groseclose, Boeing Commercial Airplanes Group vice president
     - South Asia/Pacific, Africa and Middle East Sales, said, "The 717 is an ideal aircraft for Hawaiian Airlines. We're thrilled that the airline has shown confidence in this airplane and in partnering with Boeing. And, given the operating capabilities of this airplane and Hawaiian's unique and demanding requirements, we expect the 717 to deliver superior results. The acquisition of the 717 is a great way to celebrate 70 years of doing business."

          First introduced in 1995 as the MD-95, the Boeing 717 is McDonnell Douglas' successor to the DC-9 series. Though similar in size and shape to the


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     DC-9-50, the 717-200 features "next-generation" technology, from its
     "glass cockpit" flight deck to its advanced aerodynamics that contribute to greater fuel efficiency. The design of the aircraft also allows easier passenger loading, cargo loading and fueling than its predecessors.

          Founded in 1929, Hawaiian Airlines launched the first commercial airline service in the Islands and later introduced the first jets in interisland service more than 30 years ago. From its Honolulu hub, Hawaiian serves the Islands of Maui, Kauai, Lanai, Molokai and the Big Island of Hawaii. The nation's 12th largest carrier, Hawaiian also operates a fleet of 12 McDonnell Douglas DC-10 widebody aircraft on 14 flights a day between Hawaii and the U.S. mainland. Its DC-10 South Pacific service links Honolulu with American Samoa and Tahiti.

          Hawaiian Airlines has earned numerous international awards for service in recent years and most recently was rated third in Travel & Leisure magazine's 1999 ranking of the Top 10 Domestic Airlines.

          Additional information on Hawaiian Airlines, including previously issued company news releases, is available via the airline's Web site at WWW.HAWAIIANAIR.COM.

          EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF CHANGING ECONOMIC CONDITIONS, TRENDS IN THE AIRLINE INDUSTRY, THE ABILITY TO CONTROL COSTS AND EXPENSES, AND OTHER RISKS DETAILED IN THE COMPANY'S CONTINUING REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

          The world's largest producer of commercial jetliners, Boeing Commercial Airplanes Group maintains its leadership with intense focus on customers and their requirement for products and services that deliver the highest value. Only Boeing offers 23 airplane models to serve every passenger market from 100 seats to nearly 600 seats, as well as the most complete line of cargo freighters.


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                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HAWAIIAN AIRLINES, INC.


Dated:    September 22, 1999            By   /s/ John L. Garibaldi
                                           ----------------------------------
                                             John L. Garibaldi
                                             Executive Vice President
                                             and Chief Financial Officer




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